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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                 _______________


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                 _______________


         Date of Report (Date of earliest event reported): MARCH 6, 2001




                           BRIGHAM EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)



          DELAWARE                  000-22433                   75-2692967
 (State or other jurisdiction      (Commission                (IRS  Employer
     of  incorporation)            File  Number)           Identification  No.)


                            6300 BRIDGEPOINT PARKWAY
                             BUILDING TWO, SUITE 500
                              AUSTIN, TEXAS  78730
          (Address, including zip code, of principal executive offices)

       Registrant's telephone number, including area code:  (512) 427-3300

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Item 5.  OTHER  EVENTS.

     On March 6, 2001, Brigham Exploration Company ("Brigham") announced the sale of $10 million in preferred equity in a private placement transaction. Brigham's receipt of the purchase price and the purchasers' receipt of the securities are subject to certain conditions discussed below. Upon receipt, proceeds from this equity placement will further reduce Brigham's balance sheet leverage and provide additional funding for its 2001 drilling program. On March 6, 2001, Brigham also announced the completion of another high-rate Frio well and provided an update on its development activities at the Home Run Field.

     Also on March 6, 2001, Brigham disclosed its year-end 2000 proved reserves and finding costs, and also announced its financial results for the quarter and fiscal year ended December 31, 2000. A copy of Brigham's press release regarding its year-end results announcements is attached hereto as Exhibit 99.1.

Preferred  Stock  Placement

     Brigham has, subject to certain conditions, sold $10 million in mandatorily redeemable preferred stock (the "Preferred Stock") and warrants to purchase Brigham common stock to affiliates of Credit Suisse First Boston ("CSFB"). Affiliates of CSFB invested $20 million in November 2000 to purchase similar securities as part of a series of financing transactions to fund the purchase of all subordinated debt and equity securities in Brigham held by affiliates of Enron North America. The $10 million of Preferred Stock will bear dividends at a rate of 6% per annum if paid in cash and 8% per annum if paid-in-kind ("PIK") through the issuance of additional Preferred Stock in lieu of cash. At Brigham's option, up to 100% of the dividend payments on the Preferred Stock can be satisfied through the issuance of PIK dividends until November 2005. The Preferred Stock matures in November 2010 and is redeemable at Brigham's option at 100% or 101% of par value (depending on certain conditions) at anytime prior to maturity.

     The 2,105,263 warrants to purchase Brigham common stock included in the transaction (the "CSFB Warrants") have a term of ten years, an exercise price of $4.75 per share and must be exercised, if Brigham so requires, in the event that Brigham common stock averages at least $7.13 per share over 60 consecutive trading days. If Brigham requires exercise of the CSFB Warrants, proceeds from the exercise will be used to fund the redemption of a similar value of then outstanding Preferred Stock. The CSFB affiliates will continue to have the right to designate one member of Brigham's board of directors, currently Steven A.
Webster. Mr. Webster is Managing Director of Global Energy Partners, Ltd., a merchant banking affiliate of CSFB that makes investments in energy companies.

     This transaction is subject to certain conditions relating to approval of Brigham's shareholders at Brigham's annual shareholder meeting in early May 2001. Holders of a majority of outstanding Brigham common stock have agreed to vote for approval of the CSFB Warrants at Brigham's 2001 annual shareholder meeting. Brigham's receipt of the purchase price and the CSFB affiliates' receipt of the Preferred Stock and the CSFB Warrants will occur if and when the record date for the annual shareholder meeting (currently expected to be March
21st) occurs, the proxy materials for the annual meeting are not under review by the SEC and the parties to the voting agreement still hold a majority of outstanding Brigham common stock.


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     Proceeds  from the preferred stock placement, along with availability under
Brigham's  subordinated  note  facility  and  operating  cash flow, will finance
Brigham's  planned   $22   million   drilling  program  and  provide  additional
flexibility to potentially expand its drilling budget should conditions merit an increase during the course of the year.

New  Frio  Completion

     Brigham operated the drilling of a 3-D delineated Frio bright spot well in February 2001. This well was recently completed and is currently producing at a rate of 17.5 MMcf of natural gas and 290 barrels of condensate per day, or 4.4 MMcfe net to Brigham's 23% net revenue interest. Further, Brigham is currently drilling an additional Frio bright spot test in which it has retained a 34% working interest.

Home  Run  Field  Development

     Brigham spud its third and fourth development wells in the Home Run Field, the Palmer State #4 and the D.J. Sullivan C-25 #1, during the fourth quarter of 2000. Completion operations are under way on both wells. The Palmer State #4 has been perforated and fracture stimulated in the deepest of four potential Vicksburg pay intervals and tested at rates of 6.4 MMcf of natural gas and 380 barrels of condensate per day, or 2.5 MMcfe net to Brigham's revenue interest, at a flowing tubing pressure of 5,800 psi. Brigham is continuing to perforate and stimulate additional Vicksburg pay intervals in the wellbore. Upon completion and stimulation of all the Lower Vicksburg pay intervals, Brigham intends to commingle production from all four zones.

     The D.J. Sullivan C-25 #1 is the northernmost well drilled in the field to date and, like the Palmer State #4, is also experiencing excellent test results early in its completion procedure. The first of several Vicksburg pay intervals was recently perforated and tested at rates of 7.2 MMcf of natural gas and 420 barrels of condensate per day, or 2.5 MMcfe net to Brigham's revenue interest. Four additional Vicksburg pay intervals will be stimulated and commingled. Completion of all testing procedures for the Palmer State #4 and D.J. Sullivan C-25 #1 wells are expected by late March or early April 2001.


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Item  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (c)     Exhibits

                   Item               Exhibit
                   ----               -------

                   99.1*              Press Release dated
                                      March 6, 2001.

_______
*  filed herewith.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                BRIGHAM  EXPLORATION  COMPANY



Date:     March 7, 2001                    By:  /s/  Curtis  F.  Harrell
                                                ------------------------------
                                                       Curtis  F.  Harrell
                                                       Chief Financial Officer


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                                INDEX TO EXHIBITS

                      Item  Number              Exhibit
                      ------------              -------

                      99.1*               Press Release dated
                                          March  6,  2001.


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